UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

BBX CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 15, 2016, BFC Financial Corporation (“BFC”) completed its previously announced acquisition of all of the outstanding shares of Class A Common Stock of BBX Capital Corporation (the “Company”) not previously owned by BFC, pursuant to the terms of the Agreement and Plan of Merger, dated as of July 27, 2016, as amended on October 20, 2016, between BFC, BBX Capital LLC (formerly BBX Merger Subsidiary LLC), a wholly-owned subsidiary of BFC (“Merger Sub”), and the Company (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, the Company merged with and into Merger Sub (the “Merger”), the surviving company of the Merger, and the separate corporate existence of BBX Capital Corporation ceased.

Pursuant to the terms of the Merger Agreement, each share of the Company’s Class A Common Stock outstanding immediately prior to the effective time of the Merger (other than shares held by BFC and shares as to which appraisal rights were exercised in accordance with Florida law) was converted into the right to receive, at the election of the holder thereof, either (i) $20.00 in cash, without interest (the “Cash Consideration”), or (ii) 5.4 shares of BFC’s Class A Common Stock (the “Stock Consideration” and, collectively with the Cash Consideration, the “Merger Consideration”). An election to receive Stock Consideration was made with respect to a total of approximately 2,241,000 shares of the Company’s Class A Common Stock. Holders of the balance of the shares of the Company’s Class A Common Stock which were entitled to receive Merger Consideration (other than 362 shares as to which appraisal rights were asserted) either elected to receive Cash Consideration or were converted into the right to receive Cash Consideration pursuant to the Merger Agreement because no election was received with respect to those shares.

Pursuant to the terms of the Merger Agreement, each option to acquire shares of the Company’s Class A Common Stock that was outstanding at the effective time of the Merger, whether or not then exercisable, was converted into an option to acquire shares of BFC’s Class A Common Stock upon the same terms and conditions as in effect at the effective time of the Merger, except that the number of shares which may be acquired upon exercise of the option now equals the number of shares subject to the option at the effective time of the Merger multiplied by 5.4 (the exchange ratio in the Merger) and the exercise price of the option now equals the exercise price at the effective time of the Merger divided by 5.4. In addition, each share of the Company’s Class A Common Stock subject to a restricted stock award outstanding at the effective time of the Merger was converted pursuant to the terms of the Merger Agreement into a restricted share of BFC’s Class A Common Stock, which restricted shares are subject to the same terms and conditions as in effect at the effective time of the Merger, except that the number of restricted shares subject to the award has been multiplied by the exchange ratio of 5.4.

The foregoing summary of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement as entered into on July 27, 2016, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 28, 2016, and the October 20, 2016 letter agreement which amended the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 20, 2016.

On December 15, 2016, the Company and BFC issued a press release announcing the closing of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information included under Item 2.01 above is incorporated into this Item 3.01 by reference.

The Company’s Class A Common Stock was listed for trading on the New York Stock Exchange (the “NYSE”). On December 15, 2016, the Company informed the New York Stock Exchange (the “NYSE”) of the completion of the Merger. Accordingly, the Company requested that the NYSE file a Form 25 with the SEC to delist the Company’s Class A Common Stock from the NYSE and to deregister the Company’s Class A Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). BBX Capital’s Class A Common Stock was suspended from trading on the NYSE prior to the opening of trading on December 16, 2016. The Company intends to file a Certification and Notice of Termination on Form 15 with the SEC in order to deregister its Class A Common Stock under Section 12(g) of the Exchange Act and suspend the Company’s reporting obligations under the Exchange Act as soon as practicable following the effective date of the Form 25.

Item 3.03	Material Modification to Rights of Security Holders.

The information included under Item 2.01 above is incorporated into this Item 3.03 by reference.

As a result of the Merger, the Company’s shareholders (other than BFC, which owns 100% of Merger Sub into which the Company was merged) ceased to have any rights with respect to their shares of the Company’s Class A Common Stock, except for the right to receive the Merger Consideration to which they are entitled (or, in the case of a shareholder who asserted appraisal rights, the right to receive a cash payment in an amount equal to the “fair value” of such shareholder’s shares as determined pursuant to Florida law).

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 15, 2016, BBX Capital held a special meeting of its shareholders (the “Special Meeting”) for the purpose of voting on the Merger Agreement. Under Florida law and the Company’s Restated Articles of Incorporation and Amended and Restated Bylaws, in each case, as amended, approval of the Merger Agreement by the Company’s shareholders required the affirmative vote of holders of shares of BBX Capital’s Class A Common Stock and Class B Common Stock representing a majority of the votes entitled to be cast on the Merger Agreement. In addition, pursuant to the terms of the Merger Agreement, the affirmative vote of holders of a majority of the shares of the Company’s Class A Common Stock voted on the Merger Agreement, excluding the shares voted by BFC and its affiliates, was required for approval of the Merger Agreement. The voting results at the Special Meeting were as follows:

Proposal 1: Approval of the Merger Agreement

Voting Results - Holders of the Company’s Class A Common Stock and Class B Common Stock

Votes For	Votes Against	Abstentions
30,206,115	25,781	7,069

The votes “FOR” the Merger Agreement by the holders of BBX Capital’s Class A Common Stock and Class B Common Stock represented approximately 97% of the total number of votes entitled to be cast on the Merger Agreement.

Voting Results - Holders of the Company’s Class A Common Stock other than BFC and its Affiliates

Votes For	Votes Against	Abstentions
2,071,978	25,781	7,069

The shares voted “FOR” the Merger Agreement by the holders of BBX Capital’s Class A Common Stock not including BFC and its affiliates (the “Unaffiliated Shareholders”) represented approximately 98% of the shares voted by the Unaffiliated Shareholders and approximately 70% of the total number of outstanding shares of BBX Capital’s Class A Common Stock held by the Unaffiliated Shareholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated December 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBX CAPITAL LLC (Successor by Merger to BBX Capital Corporation)
Date: December 16, 2016
	By:	/s/ Jarett S. Levan
Jarett S. Levan,
President

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated December 15, 2016